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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (on Form S-3 Registration No. 333-185396-01) of ECA Marcellus Trust I of our reports dated March 16, 2015, with respect to the financial statements of ECA Marcellus Trust I, and the effectiveness of internal control over financial reporting of ECA Marcellus Trust I, included in the Annual Report on Form 10-K of ECA Marcellus Trust I for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 16, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM